Distribution Financial Services RV Trust 1999-1
January 18, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                               $822,708,956.14
Beginning Pool Factor                                                     2.19663767

Distribution Allocable to Principal on Notes
         Prior                               Current
Class Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
A-1           $0.00         0.0000000            $0.00             0.0000000
A-2  $18,542,940.08         0.0000000   $17,100,764.15           624.0821530
A-3           $0.00         0.0000000            $0.00             0.0000000
A-4           $0.00         0.0000000            $0.00             0.0000000
A-5           $0.00         0.0000000            $0.00             0.0000000
A-6           $0.00         0.0000000            $0.00             0.0000000
  B           $0.00         0.0000000            $0.00             0.0000000
  C           $0.00         0.0000000            $0.00             0.0000000

Distribution Allocable to Interest on Notes
                     Prior                             Current
Class   Rate     Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.ba.l
A-1     4.97%        $0.00          0.0000000            $0.00          0.0000000
A-2     5.38%        $0.00          0.0000000      $713,287.36          3.1349290
A-3     5.70%        $0.00          0.0000000      $940,490.50          4.7500000
A-4     5.84%        $0.00          0.0000000      $937,524.40          4.8666670
A-5     5.97%        $0.00          0.0000000      $794,616.95          4.9750000
A-6     6.02%        $0.00          0.0000000      $322,902.77          5.0166670
  B     6.36%        $0.00          0.0000000      $132,500.00          5.3000000
  C     7.23%        $0.00          0.0000000      $120,500.00          6.0250000

Note Balance After Giving Effect to Principal Distribution
Class   Beginning Balance   Pool Factor  Ending Balance   Pool Factor
A-1                0.00      1.0000000            $0.00     0.0000000
A-2      159,097,552.24      1.0000000  $141,996,788.09   624.0821530
A-3      197,998,000.00      1.0000000  $197,998,000.00     1.0000000
A-4      192,640,000.00      1.0000000  $192,642,000.00     1.0000000
A-5      159,722,000.00      1.0000000  $159,722,000.00     1.0000000
A-6       64,366,000.00      1.0000000   $64,366,000.00     1.0000000
  B       25,000,000.00      1.0000000   $25,000,000.00     1.0000000
  C       20,000,000.00      1.0000000   $20,000,000.00     1.0000000

Servicing Fee                                                           $342,795.40
Servicing Fee Per $1,000 of Orig.Note                                     0.9152658

Realized Losses                                                         $812,325.36

Reserve Account Balance                                              $17,354,119.88

Payments Received with Respect to Receivables During Most Recently
Ended Collection Period                                              $21,458,014.58
      Interest Payments Received                                      $6,183,895.11
      Scheduled Principal Payments Received                           $4,213,287.00
      Principal Prepayments Received                                 $11,060,832.47

Distribution to Residual Interestholders                                      $0.00

Noteholders' Interest Carryover Shortfall                                     $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                 0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in
related Collection Period                                                     $0.00

Ending Pool Balance                                                 $806,606,182.06
Ending Pool Factor                                                       2.15364317